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                                AMENDMENT NO. 1
                TO THE DEFERRED COMPENSATION AGREEMENT BETWEEN
             VARI-LITE INTERNATIONAL, INC. AND H. R. BRUTSCHE III

    This Amendment No. 1, effective as of November 2, 1998, is by and between Vari-Lite International, Inc. (the "Company") and H. R. Brutsche III (the "Director").

                             W I T N E S S E T H:

    WHEREAS, Vari-Lite Holdings, Inc. and the Director entered into a Deferred Compensation Agreement (the "Agreement") dated July 1, 1995; and

    WHEREAS, Vari-Lite Holdings, Inc. changed its name effective December 27, 1995 to Vari-Lite International, Inc.; and

    WHEREAS, the Company has recently suffered a decline in financial performance and management and the Board of the Directors of the Company have reviewed and adopted proposals for reducing expenses of the Company in order to improve the Company's financial performance; and

    WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has determined that it is in the best financial interest of the Company to amend the Agreement effective November 2, 1998 to reduce the monthly payments payable thereunder after December 31, 1998 to one-half the current monthly payment amount and to extend the payment period thereunder to December 31, 2003; and

    WHEREAS, the Director is the President and Chief Executive Officer of the Company and a significant stockholder of the Company and agrees that it is in the best financial interest of the Company to consent to the amendment to his Agreement proposed by the Compensation Committee;

    NOW, THEREFORE, in consideration of the foregoing, the Agreement is hereby amended as follows:

    Section 1 of the Agreement is hereby amended to read as follows:

    1. DEFERRED COMPENSATION AGREEMENT. The Company agrees to pay an annual amount that is payable in equal monthly installments in the amounts specified in subsections (a) and (b) below on the first day of each month (the "Deferred Compensation Payments") to the Director (or if the Director dies, to his beneficiary as provided in Section 4(a) of the Agreement) during the Term (as hereinafter defined).

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         (a)  ANNUAL AMOUNT PRIOR TO JANUARY 1, 1999.  The Company agrees to pay an annual amount of $167,000 payable in equal monthly installments on the first day of each month during the Term until December 31, 1998.

         (b) ANNUAL AMOUNT AFTER DECEMBER 31, 1998. The Company agrees to pay an annual amount of $83,500 payable in equal monthly installments on the first day of each month commencing after December 31, 1998 until the end of the Term.

         If the financial performance of the Company improves, as determined by the Compensation Committee in its sole and absolute discretion, the Compensation Committee, in its sole and absolute discretion, may determine to restore the annual amount payable to the Director under subsection (b) above to the original annual amount of $167,000.

    Section 2 of the Agreement is hereby amended to read as follows:

         2. TERM. The Director (or his beneficiary in the case of his death) will be entitled to the Deferred Compensation Payments (in the amount determined pursuant to Section 1) for the period commencing on July 1, 1995 and ending December 31, 2003 (the "Term"), unless such payments terminate as a result of one of the terminating events set forth in Section 3 of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of this 2nd day of November, 1998.

                                       COMPANY:

                                       VARI-LITE INTERNATIONAL, INC.

                                       By: /s/ Mike Herman
                                           ------------------------------------
                                           Michael P. Herman
                                           Vice President - Finance

                                       DIRECTOR:

                                       /s/ H. R. Brutsche III
                                       ----------------------------------------
                                       H. R. Brutsche III


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